Exhibit 16.1

Ernst & Young LLP 18101 Von Karman Ave. Suite 1700 Irvine, CA 92612	Tel: +1 949 794 2300 Fax: +1 949 437 0590 ey.com

March 15, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 15, 2023, of Cryoport, Inc. and are in agreement with the statements contained in the third and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLP